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                                                                     EXHIBIT 8.1


                   [HARNEY, WESTWOOD & RIEGELS LETTERHEAD]




Your Ref:
                RAP/jbt/002-3468.02                            29th August, 1996
Our Ref:


Fuller, Tubb & Pomeroy
800 Bank of Oklahoma Plaza
201 Robert S. Kerr Avenue,
Oklahoma City,
Oklahoma 73102-4292

Dear Sirs,

RE: DRANSFIELD CHINA PAPER CORPORATION

We are British Virgin Islands counsel to Dransfield China Paper Corporation, a company incorporated in the British Virgin Islands, and in that regard we have reviewed Registration Statement Form S-1 and Registration Statement Form S-4 and confirm that all statements made therein concerning British Virgin Islands law and the enforcement of civil liabilities in the British Virgin Islands are accurate as of the date hereof.


Yours faithfully,

HARNEY, WESTWOOD & RIEGELS

/s/ Richard A. Peters

Richard A. Peters
                                                                     Exhibit 8.1
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